EXHIBIT 32.2

Certifications of Principal Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Meng Zhen, Principal Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(c) The annual report on Form 10-K for the period ended September 30, 2010 of Bio-Bridge Science, Inc. (the “Company”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(d) Information contained in such Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 15, 2011

/s/ Meng Zhen
By: Meng Zhen
Controller
(Principal Financial Officer)